UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2014

EXPRESS SCRIPTS HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35490	45-2884094
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Express Way, St. Louis, MO	63121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 314-996-0900

No change since last report

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

i

Item 1.01	Entry into a Material Definitive Agreement

(a) Supplemental Indentures

On June 5, 2014, Express Scripts Holding Company (the “Company”), certain subsidiaries of the Company named therein (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into an Eleventh Supplemental Indenture (the “Eleventh Supplemental Indenture”) to the Indenture dated November 21, 2011 (the “Base Indenture”), among the Company, certain subsidiaries of the Company named therein and the Trustee. The Eleventh Supplemental Indenture relates to the Company’s 1.25% Senior Notes due 2017 (the “2017 Notes”). On June 5, 2014, the Company issued and sold $500 million aggregate principal amount of the 2017 Notes in a public offering pursuant to the Company’s Registration Statement on Form S-3 (No. 333-196442) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”). The Eleventh Supplemental Indenture includes the form of the 2017 Notes. The 2017 Notes will pay interest semiannually on June 2 and December 2, beginning on December 2, 2014 at a rate of 1.25% per annum until June 2, 2017.

On June 5, 2014, the Company, the Subsidiary Guarantors and the Trustee entered into a Twelfth Supplemental Indenture (the “Twelfth Supplemental Indenture”) to the Base Indenture. The Twelfth Supplemental Indenture relates to the Company’s 2.25% Senior Notes due 2019 (the “2019 Notes”). On June 5, 2014, the Company issued and sold $1 billion aggregate principal amount of the 2019 Notes in a public offering pursuant to the Registration Statement filed with the Commission. The Twelfth Supplemental Indenture includes the form of the 2019 Notes. The 2019 Notes will pay interest semiannually on June 15 and December 15, beginning on December 15, 2014 at a rate of 2.25% per annum until June 15, 2019.

On June 5, 2014, the Company, the Subsidiary Guarantors and the Trustee entered into a Thirteenth Supplemental Indenture (the “Thirteenth Supplemental Indenture”) to the Base Indenture. The Thirteenth Supplemental Indenture relates to the Company’s 3.50% Senior Notes due 2024 (the “2024 Notes”). On June 5, 2014, the Company issued and sold $1 billion aggregate principal amount of the 2024 Notes in a public offering pursuant to the Registration Statement filed with the Commission. The Thirteenth Supplemental Indenture includes the form of the 2024 Notes. The 2024 Notes will pay interest semiannually on June 15 and December 15, beginning on December 15, 2014 at a rate of 3.50% per annum until June 15, 2024.

The Company intends to use the net proceeds from the sale of the 2017 Notes, the 2019 Notes and the 2024 Notes (collectively, the “Notes”) (i) to pay in full the Company’s outstanding 2.750% Senior Notes due 2014 at their maturity on November 15, 2014, (ii) to redeem all of the Company’s outstanding 3.500% Senior Notes due 2016 and (iii) for general corporate purposes, which may include repurchases of the Company’s common stock under its share repurchase program pursuant to open market transactions, block trades, privately negotiated transactions or other means or a combination of the aforementioned. Pending such uses, the Company will hold the proceeds of the Notes in the form of U.S. Treasury securities and other highly liquid instruments. On June 5, 2014, the Company issued a notice of redemption in respect of its 3.500% Senior Notes due 2016.

(b) Underwriting Agreement

On June 2, 2014, the Company and the Subsidiary Guarantors entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBS Securities Inc., as representatives of the several Underwriters listed on Schedule A thereto, relating to the sale by the Company of $500 million aggregate principal amount of the 2017 Notes, $1 billion aggregate principal amount of the 2019 Notes and $1 billion aggregate principal amount of the 2024 Notes.

Some of the underwriters or their affiliates have provided investment or commercial banking services to the Company or its affiliates in the past and are likely to do so in the future. In addition, the Trustee’s affiliate, Wells Fargo Securities, LLC, has, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company and its affiliates, for which they have received or will receive customary fees and expenses.

The Underwriting Agreement is filed herewith as Exhibit 1.1, the Eleventh Supplemental Indenture is filed herewith as Exhibit 4.1, the Twelfth Supplemental Indenture is filed herewith as Exhibit 4.2 and the Thirteenth Supplemental Indenture is filed herewith as Exhibit 4.3. The descriptions of the Underwriting Agreement, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture and the Thirteenth Supplemental Indenture herein are qualified by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01(a) above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

In reviewing the Underwriting Agreement included as Exhibit 1.1 to this report, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual disclosure information about the Company or the other parties to the agreement. The Underwriting Agreement contains representations and warranties by each of the parties to the agreement. These representations and warranties have been made solely for the benefit of the other parties to the agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the Commission’s website at http://www.sec.gov.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 2, 2014, among the Company, the Guarantors and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBS Securities Inc., as representatives of the several underwriters named therein.

4.1	Eleventh Supplemental Indenture, dated as of June 5, 2014, among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Twelfth Supplemental Indenture, dated as of June 5, 2014, among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.3	Thirteenth Supplemental Indenture, dated as of June 5, 2014, among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY
(Registrant)

By:	/s/ Keith J. Ebling
Name:	Keith J. Ebling
Title:	Executive Vice President and
General Counsel

Dated: June 5, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 2, 2014, among the Company, the Guarantors and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBS Securities Inc., as representatives of the several underwriters named therein.

4.1	Eleventh Supplemental Indenture, dated as of June 5, 2014, among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Twelfth Supplemental Indenture, dated as of June 5, 2014, among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.3	Thirteenth Supplemental Indenture, dated as of June 5, 2014, among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).